Exhibit 21 – Subsidiaries of the Registrant

Listed below are subsidiaries of The Cigna Group as of December 31, 2022 with their jurisdictions of organization. Those subsidiaries not listed would not, in the aggregate, constitute a “significant subsidiary” of The Cigna Group, as that term is defined in Rule 1-02(w) of Regulation S-X.

Entity Name	Jurisdiction
Accredo Health Group, Inc.	Delaware
Accredo Health, Incorporated	Delaware
Allegiance Life & Health Insurance Company	Montana
American Retirement Life Insurance Company	Ohio
Ascent Health Services LLC	Delaware
Bravo Health Mid-Atlantic, Inc.	Maryland
Bravo Health Pennsylvania, Inc.	Pennsylvania
Care Continuum, Inc.	Kentucky
CareCore NJ, LLC	New Jersey
Chiro Alliance Corporation	Florida
Cigna & CMB Life Insurance Company Limited	China
Cigna Arbor Life Insurance Company	Connecticut
Cigna Dental Health Of California, Inc.	California
Cigna Dental Health Of Colorado, Inc.	Colorado
Cigna Dental Health Of Delaware, Inc.	Delaware
Cigna Dental Health Of Florida, Inc.	Florida
Cigna Dental Health of Illinois, Inc.	Illinois
Cigna Dental Health Of Kansas, Inc.	Kansas
Cigna Dental Health Of Kentucky, Inc.	Kentucky
Cigna Dental Health Of Maryland, Inc.	Maryland
Cigna Dental Health Of Missouri, Inc.	Missouri
Cigna Dental Health Of New Jersey, Inc.	New Jersey
Cigna Dental Health Of North Carolina, Inc.	North Carolina
Cigna Dental Health Of Ohio, Inc.	Ohio
Cigna Dental Health Of Pennsylvania, Inc.	Pennsylvania
Cigna Dental Health Of Texas, Inc.	Texas
Cigna Dental Health Of Virginia, Inc.	Virginia
Cigna Dental Health Plan Of Arizona, Inc.	Arizona
Cigna Europe Insurance Company S.A.-N.V.	Belgium
Cigna Global Insurance Company Limited	Guernsey
Cigna Global Reinsurance Company, Ltd.	Bermuda
Cigna Health and Life Insurance Company	Connecticut
Cigna HealthCare Mid-Atlantic, Inc.	Maryland
Cigna HealthCare of Arizona, Inc.	Arizona
Cigna HealthCare of California, Inc.	California
Cigna HealthCare of Colorado, Inc.	Colorado
Cigna HealthCare of Connecticut, Inc.	Connecticut

Cigna HealthCare of Florida, Inc.	Florida
Cigna HealthCare of Georgia, Inc.	Georgia
Cigna HealthCare of Illinois, Inc.	Illinois
Cigna HealthCare of Indiana, Inc.	Indiana
Cigna HealthCare of Maine, Inc.	Maine
Cigna HealthCare of Massachusetts, Inc.	Massachusetts
Cigna HealthCare of New Hampshire, Inc.	New Hampshire
Cigna HealthCare of New Jersey, Inc.	New Jersey
Cigna HealthCare of North Carolina, Inc.	North Carolina
Cigna HealthCare of Pennsylvania, Inc.	Pennsylvania
Cigna HealthCare of South Carolina, Inc.	South Carolina
Cigna HealthCare of St. Louis, Inc.	Missouri
Cigna HealthCare of Tennessee, Inc.	Tennessee
Cigna HealthCare of Texas, Inc.	Texas
Cigna HealthCare of Utah, Inc.	Utah
Cigna Holding Company	Delaware
Cigna Holdings, Inc.	Delaware
Cigna Insurance Company	Ohio
Cigna Insurance Middle East S.A.L.	Lebanon
Cigna Life Insurance Company of Canada	Canada
Cigna Life Insurance Company of Europe S.A.-N.V.	Belgium
Cigna National Health Insurance Company	Ohio
Cigna Services Middle East FZE	Dubai
Cigna Worldwide General Insurance Company Limited	Hong Kong
Cigna Worldwide Insurance Company	Delaware
Connecticut General Corporation	Connecticut
Connecticut General Life Insurance Company	Connecticut
CuraScript, Inc.	Delaware
ESI Mail Pharmacy Service, Inc.	Delaware
Evernorth Enterprise Services, Inc.	Delaware
Evernorth Health, Inc.	Delaware
eviCore healthcare MSI, LLC	Tennessee
Express Reinsurance Company	Missouri
Express Scripts Administrators LLC	Delaware
Express Scripts Pharmaceutical Procurement, LLC	Delaware
Express Scripts Pharmacy, Inc.	Delaware
Express Scripts Strategic Development, Inc.	New Jersey
Express Scripts Utilization Management Company	Delaware
Express Scripts, Inc.	Delaware
HealthSpring Life & Health Insurance Company, Inc.	Texas
HealthSpring of Florida, Inc.	Florida
Inside RX, LLC	Delaware
Loyal American Life Insurance Company	Ohio

ManipalCigna Health Insurance Company Limited	India
Matrix Healthcare Services, Inc.	Florida
Medco Containment Insurance Company of NY	New York
Medco Containment Life Insurance Company	Pennsylvania
Medco Health Services, Inc.	Delaware
Medco Health Solutions, Inc.	Delaware
MSI Health Organization of Texas, Inc.	Texas
Provident American Life & Health Insurance Company	Ohio
Sterling Life Insurance Company	Illinois
Temple Insurance Company Limited	Bermuda